IQST – iQSTEL Announces Strategic Investment Interest and Confirms Anticipated Acquisition

New York, NY – December 16, 2021 - iQSTEL, Inc. (OTCQX: IQST) today published another letter in a series of letters to the shareholders form the CEO, Leandro Iglesias as the company continues in the execution of key steps to up-list onto a national exchange. The company is specifically targeting Nasdaq. The letter is included in its entirety below:

Dear Shareholders:

I am pleased to share with you today that iQSTEL has for some time now been in strategic negotiations with a notable investment firm to structure terms for a substantial investment that will both contribute to iQSTEL’s qualification for up-listing to a national exchange in addition to giving us access to funds that can significantly accelerate our growth over the next three years.

iQSTEL is in receipt of an investment proposal for funding that in total exceeds $50 million. Our independent Board of Directors (BOD) has approved the general terms of the proposal and outlined conditions for management to proceed with executing an agreement with the investment firm.

Even as far along as we are in the negotiations, there is no guarantee the investment agreement will come to fruition. My confidence level in finalizing the deal is high, and I currently anticipate executing the agreement before the end of the year, but again, no deal is final until it is final.

I felt it was important to share the potential investment with you today for two reasons. First, because we are so far along in the negotiations, it is time to preview the potential of completing the transaction. Second, even if the deal does not come to fruition, the fact alone that iQSTEL has engaged in the negotiations at all with an investment firm of this caliber, and progressed to receiving a proposal of this magnitude, serves as a validation of iQSTEL’s overall credibility and stature as business ready for a national exchange up-listing.

In addition to the anticipated closing of the strategic investment transaction before the end of the year, we remain on track to finalize the previously announced Smartbiz acquisition on schedule in January. The Smartbiz acquisition is a key component of iQSTEL’s preliminary $80 million 2022 revenue forecast.

With an anticipated $63 million in revenue by year end 2021, in combination with our positive net income trend across all our operations, and with our confidence level in iQSTEL’s $80 million forecast for next year, and now with the strategic investment interest in iQSTEL demonstrated by the recent proposal described herein, I am most confident iQSTEL can achieve its intended up-listing to Nasdaq next year and meet or exceed our growth objectives.

Look for additional shareholder letters between now and the end of the year and into next year coming every Thursday to keep you all up to date on our progress through this exciting and important time.

Until next week,

Leandro Iglesias

CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors.

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Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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